Calculation of Filing Fee Tables
S-3
UPBOUND GROUP, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(a)	1,949,189	$ 29.15	$ 56,818,859.35	0.0001531	$ 8,698.97
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 56,818,859.35		$ 8,698.97
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,698.97
Offering Note
[1]	Represents the shares of common stock, $0.01 par value per share (the "Common Stock"), of Upbound Group, Inc. being registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration which results in the increase in the number of outstanding shares of Common Stock. With respect to the offering of Common Stock by the Selling Stockholders named herein, the proposed maximum offering price per share of Common Stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities. For purposes of computing the registration fee only. Pursuant to Rule 457(c) of the Securities Act, the Proposed Maximum Offering Price Per Share with respect to offering of shares Common Stock by the selling stockholders named herein is based upon the average of the high and low prices of the shares of Common Stock, as reported on The Nasdaq Stock Market on February 12, 2025, which date is within five business days prior to the filing of this Registration Statement. Calculated pursuant to Rule 457(o) under the Securities Act.